UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

December 7, 2016

Date of Report (Date of earliest event reported)

DIODES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	002-25577	95-2039518
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4949 Hedgcoxe Road, Suite 200 Plano, Texas		75024
(Address of principal executive offices)		(Zip Code)

(972) 987-3900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 7, 2016, Diodes (Shanghai) Investment Company Limited (“Diodes Shanghai”), a wholly-owned subsidiary of Diodes Incorporated (the “Company”), entered into a 2016 Amendment to Joint Venture Agreement (the “Amendment”) with Chengdu Ya Guang Electronic Company Limited (“Ya Guang”).  Under the Amendment, both parties agree that the registered capital of Diodes Technology (Chengdu) Company Limited, the joint venture semiconductor manufacturing entity between the Company and Ya Guang (the “Joint Venture”), shall be increased by US$76 million to US$126 million, together with additional paid in capital of $8 million.  The increase in registered and additional paid in capital will be made by a US$12 million cash contribution by Diodes Shanghai and by the conversion of approximately US$72 million of existing indebtedness of the Joint Venture to subsidiaries of the Company. The ownership in the Diodes Shanghai Joint Venture will be increased from 95% to approximately 98%.

The foregoing summary is qualified in its entirety by reference to the copy of the Amendment, which are being filed as Exhibits 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	2016 Amendment to Joint Venture Agreement, effective as of December 7, 2016, between Diodes (Shanghai) Investment Company Limited and Chengdu Ya Guang Electronic Company Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2016	DIODES INCORPORATED

	By	/s/ Richard D. White
RICHARD D. WHITE
Chief Financial Officer

Index to Exhibits

Exhibit Number	Description

99.1	2016 Amendment to Joint Venture Agreement, effective as of December 7, 2016, between Diodes (Shanghai) Investment Company Limited and Chengdu Ya Guang Electronic Company Limited